UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 12, 2022
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders.
    On July 12, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved four proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 1, 2022. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1. Election of ten directors each to serve for a one-year term until the next annual shareholders meeting.

	For	Against	Abstain	Broker Non-Votes

Daniel E. Berce	19,930,506	1,820,951	11,370	1,257,226
Paul Eisman	21,038,930	711,238	12,659	1,257,226
Daniel R. Feehan	18,757,271	2,534,923	470,633	1,257,226
Thomas E. Ferguson	21,528,067	206,452	28,308	1,257,226
Clive A. Grannum	21,385,787	365,719	11,321	1,257,226
Carol R. Jackson	21,052,338	699,391	11,098	1,257,226
David M. Kaden	21,395,718	339,584	27,525	1,257,226
Venita McCellon-Allen	21,228,147	383,986	150,694	1,257,226
Ed McGough	20,992,852	757,260	12,715	1,257,226
Steven R. Purvis	21,041,280	710,238	11,309	1,257,226

Proposal 2. Approve, on an advisory basis, the Company’s executive compensation program.

For	Against	Abstain	Broker Non-Votes
21,370,960	359,670	32,197	1,257,226

Proposal 3. Approve, AZZ’s Amended and Restated Certificate of Formation in order to issue Series A Preferred Stock.

For	Against	Abstain	Broker Non-Votes
21,502,725	237,846	22,256	1,257,226

Proposal 4. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2023.

For	Against	Abstain
23,000,952	4,038	15,063

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: July 12, 2022	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary